Exhibit 10.3
AMENDMENT NUMBER NINE
to the
AMENDED AND RESTATED NOTE PURCHASE AGREEMENT,
dated as of November 25, 2003
among
OPTION ONE OWNER TRUST 2001-2,
OPTION ONE LOAN WAREHOUSE CORPORATION
and
BANK OF AMERICA, N.A.
          This AMENDMENT NUMBER NINE (this “Amendment”) is made and is effective as of this 29th day of June, 2007 (the “Effective Date”), among Option One Owner Trust 2001-2 (the “Issuer”), Option One Loan Warehouse LLC, as successor-by-conversion to Option One Loan Warehouse Corporation (the “Depositor”) and Bank of America, N.A. (the “Purchaser”) to the Amended and Restated Note Purchase Agreement, dated as of November 25, 2003, as amended (the “Note Purchase Agreement”), among the Issuer, the Depositor and the Purchaser.
RECITALS
          WHEREAS, the Issuer has requested that the Purchaser agree to amend the Note Purchase Agreement to temporarily increase the Maximum Note Principal Balance from $2,002,000,000 to $2,252,000,000, subject to certain terms and conditions and the Purchaser has agreed to make such amendments, subject to the terms and conditions of this Amendment.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.
          SECTION 2. Amendments. As of the Effective Date, the Note Purchase Agreement shall be amended as follows:
(a)Section 1.01 (Certain Defined Terms) shall be amended by adding the definition of “Cerberus Closing” in the proper alphabetical order.
     ““Cerberus Closing” means, the closing of the Stock Purchase Agreement, dated as of April 19, 2007, between OOMC Acquisition Corp., Block Financial Corporation and H&R Block, Inc.”
(b)Section 1.01 (Certain Defined Terms) shall be amended by adding the definition of “Threshold Amount” in the proper alphabetical order.

     “Threshold Amount” means up to $250,000,000 of the Maximum Note Principal Balance in excess of 2,002,000,000.
(c)Section 1.01 (Certain Defined Terms) shall be amended by adding the definition of “Threshold Trigger” in the proper alphabetical order.
     ““Threshold Trigger” means that on any date of determination, Depositor has utilized and entered into transactions under residential mortgage loan warehouse, repurchase or other similar facilities in an aggregate amount equal to or in excess of $7,750,000,000.”
(d) Section 1.01 (Certain Defined Terms) shall be amended by deleting the definition of “Maximum Note Principal Balance” in its entirety and replacing it with the following:
          “Maximum Note Principal Balance” means, (A) $2,002,000,000 or (B) from the June 29, 2007 until the earlier of (i) October 31, 2007 or (ii) the Cerberus Closing, $2,252,000,000, less any reductions pursuant to Section 2.06 of the Sale and Servicing Agreement; provided, however, that the Threshold Amount may only be used to the extent the Threshold Trigger is in effect at all times. After the earlier of (i) October 31, 2007 or (ii) the Cerberus Closing, the Maximum Note Principal Balance shall automatically be reduced to $2,002,000,000.
          SECTION 3. Representations. To induce the Purchaser to execute and deliver this Amendment, each of the Issuer and the Depositor hereby represents to the Purchaser that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Note Purchase Agreement.
          SECTION 4. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Purchaser, (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.
          SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Note Purchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Note Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Note Purchase Agreement, any reference in any of such items to the Note Purchase Agreement being sufficient to refer to the Note Purchase Agreement as amended hereby.
          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
          SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which when so executed shall be an original and all of which taken together shall constitute one and the same instrument.
          SECTION 8. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2001-2 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related document.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTION ONE OWNER TRUST 2001-2

By: Wilmington Trust Company, not in its
individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE LOAN WAREHOUSE LLC

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:
[Signature Page to Amendment Nine to the Amended and Restated Note Purchase Agreement]